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EXHIBIT 11

                STATEMENT REGARDING COMPUTATION OF PER SHARE DATA

                                                                                                                       Period From
                                                      Six Months Ended                      Years Ended                 Inception
                                                          June 30,                          December 31,              (November 19,
                                               ------------------------------------------------------------------       1997) to
                                                   2000              1999                                              December 31,
                                                (unaudited)       (unaudited)          1999              1998              1997
                                               ------------      ------------      ------------      ------------      ------------

    NET LOSS                                   $   (466,456)     $ (3,900,467)     $ (5,169,729)     $ (3,544,305)     $       (250)
                                               ============      ============      ============      ============      ============

Per share data:
Basic and diluted loss per share before
extraordinary item                             $      (0.04)     $      (0.39)     $      (0.56)     $      (0.59)     $         --
                                               ============      ============      ============      ============      ============

    Basic and diluted loss per share           $      (0.04)     $      (0.39)     $      (0.49)     $      (0.59)     $         --
                                               ============      ============      ============      ============      ============
Weighted average number of common
shares used in basic and diluted loss
per share calculations                           11,499,214        10,033,715        10,560,947         6,140,532                --
                                               ============      ============      ============      ============      ============